Exhibit 10.10

GABRIEL BENJAMIN DIAZ SOTO

NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

AUTHENTICATED COPY OF THE PUBLIC INSTRUMENT OF THE AGREEMENT TO OPEN A LINE OF CREDIT ENTERED INTO BY THE PARTIES OF THE FIRST PART, “BANCO NACIONAL DE COMERCIO EXTERIOR,” SOCIEDAD NACIONAL DE CRÉDITO [National Credit Corporation], INSTITUCIÓN DE BANCA DE DESARROLLO [Development Banking Institution], AND “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, AND THE PARTIES OF THE SECOND PART, “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, FIDUCIARY ADMINISTRATION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE TRUST FOR MANAGEMENT, GUARANTEE AND SOURCE OF PAYMENT WITH REVERSION RIGHTS NUMBER EIGHT ZERO SIX ONE ZERO, AND “CHRYSLER DE MÉXICO,” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.

NO. 44,705 BOOK 738 YEAR 2010 AFF/EVB/RCCG

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

BOOK SEVEN HUNDRED THIRTY-EIGHT.

FORTY-FOUR THOUSAND SEVEN HUNDRED FIVE.

MEXICO CITY, FEDERAL DISTRICT, on the first of July, two thousand ten.

I, GABRIEL BENJAMÍN DÍAZ SOTO, in charge of Notary’s Office No. one hundred thirty-one of the Federal District, place on record THE AGREEMENT TO OPEN A LINE OF CREDIT entered into by the parties of the first part, “BANCO NACIONAL DE COMERCIO EXTERIOR,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, represented by Messrs. Luis Alfonso Jaime Acosta Cobos and Eduardo Muñiz Juárez, in the capacity of lender and credit agent, hereinafter “BANCOMEXT” or the “CREDIT AGENT,” and “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, represented by Mr. Víctor Gabriel Martín del Campo Cervera, in the capacity of lender and guarantees agent, hereinafter “NAFIN” or the “GUARANTEES AGENT,” and together with BANCOMEXT, “THE LENDERS,” and the parties of the second part, “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, FIDUCIARY ADMINISTRATION, in its capacity as Trustee of the IRREVOCABLE TRUST FOR MANAGEMENT, GUARANTEE AND SOURCE OF PAYMENT WITH REVERSION RIGHTS NUMBER EIGHT ZERO SIX ONE ZERO, represented by its general fiduciary delegate, Juan Manuel Altamirano León, hereinafter “THE BORROWER” and “CHRYSLER DE MÉXICO,” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, represented by Mr. Gerard Joseph Strayhorn and Ms. María Cristina Alcalá Rosete, hereinafter “THE JOINT AND SEVERAL OBLIGOR” OR “CHRYSLER MÉXICO,” pursuant to the following recitals, representations and clauses:

RECITALS

I. By instrument No. forty-four thousand seven hundred four, dated the first of July, two thousand ten, in my presence, the first authenticated copy of which is pending recording in the Public Property Registry of this capital and the Public Property Registry of Saltillo, State of Coahuila, because of its recent execution, Nafin, in the capacity of trustee and primary beneficiary, Bancomext, in the capacity of primary beneficiary, and Chrysler México, in the capacity of settlor and secondary beneficiary, entered into an Irrevocable Trust Agreement for Management, Guarantee and Source of Payment with Reversion Rights, identified by No. eighty thousand six hundred one (the “Trust Agreement”), in which Chrysler México placed under fiduciary ownership all of the collection rights resulting from the export sales of Chrysler México, including the collection rights deriving from the

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Assembly Agreement (as this term is defined below), the Chrysler Plant (as this term is defined below) located in Saltillo, Coahuila, the Chrysler Laboratory (as this term is defined below), located in the Cuajimalpa Borough in Mexico City, Federal District, and the Machinery and Equipment (as this term is defined below). In addition, the purposes of the Trust Agreement include, among others, the entering into of this Agreement. A copy of the Trust Agreement is added in the appendix of this instrument under the letter “A.”

II. The Lenders decided to appoint the Credit Agent for the purposes of this Agreement, and the Guarantees Agent for everything relating to the guarantees and the Collection Rights (as this term is defined below), and therefore they entered on this same date into the Agency Agreement (as this term is defined below).

REPRESENTATIONS

I. REPRESENTATIONS OF “THE BORROWER.” “THE BORROWER” HEREBY REPRESENTS, THROUGH ITS GENERAL FIDUCIARY DELEGATE, THAT:

a) It is a National Credit Corporation, Development Banking Institution, governed by the Organic Law of Nacional Financiera, published in the Official Journal of the Federation on the twenty-sixth of December, nineteen eighty-six, and its Organic Regulations, legally authorized to enter into this Agreement in its capacity as trustee of the Trust and to assume the obligations for which it is responsible, as stipulated therein.

b) It has fulfilled all the requirements and obtained the authorizations and consents required to enter into this Agreement and the other Transaction Documentation (as this term is defined below) to which it is a party.

c) Its General Fiduciary Delegate has the legal capacity and sufficient powers to enter into this Agreement for and on behalf of it, and those have not been modified, restricted or revoked as of the date of this Agreement, as is accredited by instrument No. thirty-five thousand nine hundred eighty-five, dated the ninth of June, two thousand four, in the presence of Gabriel Benjamín Díaz Soto, in charge of Notary’s Office No. one hundred thirty-one of the Federal District, the first authenticated copy of which was recorded in the Public Trade Registry of the capital on commercial page No. eighty-one thousand three hundred forty-one.

d) Said delegate appears for the execution of this Agreement in his capacity as trustee of the Trust and in compliance with the purposes set forth therein.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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e) This Agreement creates legal, valid and enforceable obligations incumbent upon it.

f) It is its desire to enter into this Agreement and bind itself under the terms hereof for the purposes and effects set forth herein.

II. REPRESENTATIONS OF THE “JOINT AND SEVERAL OBLIGOR.” “THE JOINT AND SEVERAL OBLIGOR” HEREBY REPRESENTS, THROUGH ITS LEGAL REPRESENTATIVES, THAT AS OF THE DATE OF THIS AGREEMENT:

a) It is a variable-capital corporation, duly established and validly existing under the laws of the United Mexican States, fully authorized pursuant to its corporate purpose to enter into this Agreement and to assume the obligations incumbent upon it as stipulated herein, as it accredits with instrument No. thirteen thousand seven hundred seventy-four, dated the thirty-first of October, nineteen thirty-eight, in the presence of Rafael Oliveros Delgado, in charge of Notary’s Office No. twenty-six of the Federal District, the first authenticated copy of which was recorded in the Public Trade Registry of this capital, in book three, volume one hundred three, on page ninety-two reverse side and under No. one hundred twenty-seven, on the thirty-first of January, nineteen thirty-nine.

b) Its representatives have the legal capacity and sufficient powers to enter into this Agreement for and on behalf of it, and those have not been modified, restricted or revoked as of the date of this Agreement, as is accredited by the authenticated copy of instrument No. eighty thousand eight hundred eighty-seven, dated the seventh of May, two thousand ten, in the presence of Luis Felipe Morales Viesca, in charge of Notary’s Office No. twenty-two of the Federal District, acting as associate notary of Notary’s Office No. sixty, the first authenticated copy of which was recorded in the Public Trade Registry of this capital on commercial page No. seven thousand three hundred fourteen on the seventeenth of May, two thousand ten.

c) This Agreement creates legal, valid and enforceable obligations incumbent upon it.

d) It has all the corporate authorizations necessary to authorize the signing of this Agreement and the Transaction Documentation to which it is a party and the completion of the transactions provided for therein.

e) All its export sales of vehicles are made through the Assembly Agreement, and all its export sales of engines, parts and spare parts are carried out through orders, and as of the date of this Agreement all its export sales are made to Chrysler Group and Chrysler Canada and the only Collection Rights existing as of this date are those deriving from export sales to Chrysler Group and Chrysler Canada.

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f) It appears for the execution of this Agreement in the capacity of the Borrower’s Joint and Several Obligor by reason of its interest in the carrying out of the construction, start-up and operation of the Fiat Five Hundred vehicle assembly platform, which will be constructed and set up in a building owned by it in the city of Toluca, State of Mexico, with the equity capital of Chrysler Group and with funds from the Credit that is extended pursuant to this Agreement.

g) It has not committed any acts of bribery of public officials of the country in which it conducts its business in order to enter into this Agreement. The terms of this declaration remain in force as of the signing date of this Agreement.

h) It is its desire to enter into this Agreement and bind itself under the terms hereof for the purposes and effects set forth herein.

III. REPRESENTATIONS OF “BANCOMEXT.” “BANCOMEXT” HEREBY REPRESENTS, THROUGH ITS LEGAL REPRESENTATIVES, THAT:

a) It is a National Credit Corporation, Development Banking Institution, governed by the Organic Law of Banco Nacional de Comercio Exterior, published in the Official Journal of the Federation on the twentieth of January, nineteen eighty-six, and its Organic Regulations, and in accordance with the provisions thereof it is authorized to enter into this Agreement.

b) Its representatives have the legal capacity and sufficient powers to enter into this Agreement for and on behalf of it, and those have not been modified, restricted or revoked as of the date of this Agreement.

c) Based on the representations of the Borrower and the Joint and Several Obligor, it is prepared to extend the Credit that is the subject matter of this Agreement up to an amount equivalent to the Share (as this term is defined below) of Bancomext, pursuant to the terms and conditions stipulated in this Agreement.

d) This Agreement creates legal, valid and enforceable obligations incumbent upon it.

e) It is its desire to enter into this Agreement and bind itself under the terms hereof for the purposes and effects set forth herein.

f) It is prepared to act as agent for the Lenders for the purposes of this Agreement, pursuant to the terms and conditions stipulated in the Agency Agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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IV. REPRESENTATIONS OF “NAFIN.” “NAFIN” HEREBY REPRESENTS, THROUGH ITS LEGAL REPRESENTATIVES, THAT:

a) It is a National Credit Corporation, Development Banking Institution, governed by the Organic Law of Nacional Financiera, published in the Official Journal of the Federation on the twenty-sixth of December, nineteen eighty-six, and its Organic Regulations, and in accordance with the provisions thereof it is authorized to enter into this Agreement.

b) Its representatives have the legal capacity and sufficient powers to enter into this Agreement for and on behalf of it, and those have not been modified, restricted or revoked as of the date of this Agreement.

c) Based on the representations of the Borrower and the Joint and Several Obligor, it is prepared to extend the Credit up to an amount equivalent to the Share (as this term is defined below) of Nafin, pursuant to the terms and conditions stipulated in this Agreement.

d) This Agreement creates legal, valid and enforceable obligations incumbent upon it.

e) It is its desire to enter into this Agreement and bind itself under the terms hereof for the purposes and effects set forth herein.

f) It is prepared to act as agent for the Lenders for everything relating to the guarantees and the Collection Rights, pursuant to the terms and conditions stipulated in the Agency Agreement.

Now therefore, the parties agree to the following:

CLAUSES

ONE. DEFINITION OF TERMS. The terms used in this Agreement, and specified below, shall have the following meanings:

“Borrower” has the meaning ascribed to that term in the introduction to this Agreement.

“Lenders” has the meaning ascribed to that term in the introduction to this Agreement.

“Restricted Assets” mean the Capital Goods of the Joint and Several Obligor, the net value of which, individually or together, in a calendar year, in one or more transactions, exceeds FIFTY MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, or its equivalent in Pesos.

“Total Assets” means, with respect to any Person, all the assets of that Person as determined in accordance with the FIS [Financial Information Standards], with the understanding that the following shall be excluded in determining Total Assets: (i) patents, patent applications, trademarks, trade names, copyrights, franchises and deferred charges; (ii) expenses for organization, experimentation,

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research and development, and other similar intangible items; (iii) all the amounts segregated and kept in an amortization fund or other similar fund established for the purpose of amortizing or in any other manner withdrawing, the shares representing the capital stock of that Person; and (iv) reserves for depreciation, obsolescence and/or amortization of assets of that Person, that appear on the books thereof, as well as all the other adequate reserves that, in accordance with the FIS, must be established with respect to the activities of that Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls it, is controlled by it, or is under the joint control of a third party.

“Credit Agent” means Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, in the capacity of agent bank of the Lenders for the purposes of this Agreement and everything relating thereto, or any entity that replaces it in accordance with the terms of the Agency Agreement.

“Guarantees Agent” means Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, in the capacity of agent bank of the Lenders for the purposes of the guarantees, the Collection Rights and everything relating thereto, or any entity that replaces it in accordance with the terms of the Agency Agreement.

“Meeting of Chrysler México” means the minutes of the extraordinary general meeting of shareholders of Chrysler México on the twenty-sixth of April, two thousand ten, notarized through instrument No. eighty thousand eight hundred eighty-seven, dated the seventh of May, two thousand ten, in the presence of Luis Felipe Morales Viesca, in charge of Notary’s Office No. twenty-two of the Federal District, through which various matters were approved so that Chrysler México could enter into this Agreement and the other Transaction Documentation.

“Outside Auditor” has the meaning ascribed to that term in paragraph A three of Clause Seventeen of this Agreement.

“Bancomext” has the meaning ascribed to that term in the introduction to this Agreement.

“Mexican Bank” means any full-service bank established in accordance with the laws of Mexico and authorized by the Ministry of the Treasury and Public Credit to operate as a full-service bank.

“Capital Goods” means the assets that are used for the production of other consumer or investment assets, and that are depreciated in the manufacturing process.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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“Drawdown Schedule” means the schedule that sets each and every one of the dates on which the Borrower shall make the Credit Drawdowns, which is added to the appendix of this instrument under letter “B,” which can be amended from time to time by Chrysler México, through a written notice delivered to the Credit Agent, with a copy for the Trustee, at least twenty-one calendar days in advance, provided that the dates envisaged therein do not exceed the Drawdown Period.

“Project Schedule” means the construction progress plan for the Fiat Five Hundred Platform, which is added to the appendix of this instrument under letter “C.”

“Change in the Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement, or (c) the compliance by the Lenders with any request, guideline or directive (whether or not it has the force of law) from any governmental authority, made or issued after the date of this Agreement.

“Cause for Accelerated Maturity” means any of the assumptions referred to in Clause Twenty of this Agreement.

“Insurance Certificate” means the certificates to be issued by any recognized insurance agent pursuant to the stipulations in this Agreement and the other Transaction Documentation, in which the insurance agent in question shall state for the record that (i) the Chrysler Buildings and the Machinery and Equipment are covered against the risks specified in the Trust Agreement, (ii) the insurance policies that cover the Chrysler Buildings and the Machinery and Equipment are in force and the payment of the respective premiums is up-to-date as of the issue date of the respective certificate and (iii) the Trustee has been designated the primary preferred beneficiary in the event of damage or loss pursuant to the respective insurance policies.

“Eligible Assignee” has the meaning ascribed to that term in Clause Twenty-Six of this Agreement.

“Chrysler Canada” means Chrysler Canada Inc.

“Chrysler Group” means Chrysler Group LLC.

“Chrysler México” has the meaning ascribed to that term in the introduction to this Agreement.

“Minimum Collection” has the meaning ascribed to that term in the Trust Agreement.

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“Chrysler Canada Consent” means the document containing the consent of Chrysler Canada to the assignment of the Collection Rights deriving from export sales to Chrysler Canada.

“Chrysler Group Consent” means the document containing the consent of Chrysler Group to the assignment of the Collection Rights deriving from the Assembly Agreement.

“Agreement” means this Agreement to Open a Line Of Credit and the annexes hereto, all of which form an integral part hereof.

“Management and Collection Agreement” has the meaning ascribed to that term in the Trust Agreement.

“Agency Agreement” means the agency agreement between the Lenders, as well as the amendments thereto, if any, whereby Bancomext is appointed as Credit Agent and Nafin as Guarantees Agent.

“Outside Auditor Agreement” means the agreement to be entered into by the Trustee with the Outside Auditor pursuant to the provisions in the Trust Agreement.

“Assembly Agreement” means the agreement known as CdM-CGLLC Contract Assembly and Technical Information Agreement, dated the tenth of June, two thousand nine, entered into between Chrysler Group and Chrysler México.

“Independent Supervisor Agreement” has the meaning ascribed to that term in the Trust Agreement.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the administration or policies of a Person, whether through the authority to exercise the veto power, by agreement or in any other manner.

“Credit” means the credit that the Lenders extend to the Borrower pursuant to the terms of this Agreement, in a principal amount of up to the equivalent in Pesos of FOUR HUNDRED MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, at the Exchange Rate in effect at the time of each drawdown pursuant to the Drawdown Schedule, with the understanding that the aforementioned sum does not include any amount of interest, fees, expenses, ancillary charges or any other amounts (other than the outstanding principal balance) payable by the Borrower to the Lenders pursuant to this Agreement and the other Transaction Documentation.

“Borrower’s Account” has the meaning ascribed to that term in paragraph C of Clause Seven of this Agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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“Collection Rights” means the collection rights for export sales of Chrysler México, including but not limited to (i) rights to collect, claim, request, take and receive each and every one of the amounts payable by Chrysler Group to Chrysler México under the Assembly Agreement, deriving from the sales of export vehicles made by Chrysler México to Chrysler Group, and any other amount that Chrysler México is entitled to receive from Chrysler Group, including as examples but not limited to rights to receive amounts for indemnification, reimbursement or compensation of any nature relating to the investment made and the costs and expenses incurred by Chrysler México for the construction, start-up and operation of the Fiat Five Hundred Platform; and (ii) rights to collect, claim, request, take and receive each and every one of the amounts payable to Chrysler México for export sales of any kind of products, including vehicles, engines or parts and spare parts, carried out with Chrysler Group, its subsidiaries or affiliates or any third party.

“Non-Revolving Short-Term Debt” means the current portion of long-term credits or loans, including credits involving Bancomext, as well as other long-term credits or loans, plus the Taxes payable, plus the Instruments Payable.

“Business Day” means any day on which the banks conduct banking transactions in Mexico City, Federal District.

“Credit Drawdowns” means the disbursements from the Credit that the Borrower may make in accordance with the terms of this Agreement.

“Drawdown Documentation” means the credit disbursement request, the receipt and the signature card (in the latter case, it shall only apply to the first Credit Drawdown), the samples of which are added to the appendix of this instrument under letter “D,” with the understanding that the receipt documenting the receipt of a drawdown shall have no validity without the respective fund transfer voucher.

“Transaction Documentation” means this Agreement, the Trust Agreement, the Management and Collection Agreement, the Independent Supervisor Agreement, the Outside Auditor Agreement, the Chrysler Group Consent, the Chrysler Canada Consent and the Power of Attorney.

“Instruments Payable” means all the debentures, bills, promissory notes, confirmations, confessions of indebtedness and any other document or instrument that documents a debt, including dividend payments, whether in favor of financial institutions, Affiliates or any third party, without considering for the purposes of this definition the confessions of indebtedness issued to Chrysler México Holding, Sociedad de Responsabilidad Limitada de Capital Variable by Chrysler México for periods less than thirty days, in the normal course of business and pursuant to past practices.

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“Dollars” or the symbol “US$” means the legal currency of the United States of America.

“Contingency Event” means that in two consecutive calendar quarters, the Joint and Several Obligor does not comply (i) with the Maximum Indebtedness Level and/or (ii) subsequent to the Grace Period, with the Required EBITDA.

“Amortization Dates” means, after the end of the Grace Period, the same dates that correspond to each of the Interest Payment Dates, with the understanding that the final Amortization Date shall be the date corresponding to the maturity date of the Credit Period, and if any of those Amortization Dates falls on a day that is not a Business Day, then the corresponding Amortization Date shall be the immediately following Business Day.

“Interest Payment Dates” means, as of the date of the first Credit Drawdown, the last day of each of the sixty calendar quarters into which the Credit Period is divided, with the understanding that the final Interest Payment Date shall be the date corresponding to the maturity date of the Credit Period, and if any of those Interest Payment Dates falls on a day that is not a Business Day, then the corresponding Interest Payment Date shall be the immediately following Business Day.

“Trust Agreement” has the meaning ascribed to that term in the first Recital of this Agreement.

“Trustee” means Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, Fiduciary Administration, as trustee of the Trust.

“Minimum Flow” means the amount of cash funds that Chrysler México must contribute to the Trust Assets, so that as of the date of the first Credit Drawdown the amount of FIFTY MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, is entered monthly into the Trust Assets, in the event that the revenue from the collection of the Collection Rights deriving from the Assembly Agreement is insufficient to reach the amount corresponding to the Minimum Collection.

“Structuring Expenses Fund” has the meaning ascribed to that term in the Trust Agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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“Cash Reserve Fund” has the meaning ascribed to that term in the Trust Agreement.

“Debt Service Fund” has the meaning ascribed to that term in the Trust Agreement.

“Guarantees” means the Chrysler Buildings and the Machinery and Equipment.

“Finance Expenses” means all the interest, fees, premiums, penalties, expenses and costs payable as a result of the obtaining of loans, including those generated pursuant to this Credit and other credits or loans extended by any third party.

“Encumbrance” means any mortgage, pledge, trust, charge, allocation or any other guarantee or agreement or preferential right, in rem right or option that has the practical effect of creating a guarantee or limitation of control over the good or asset in question.

“Taxes” means any taxes, levies, contributions, charges, deductions or withholdings of any nature that are imposed or assessed at any time by any authority.

“Confidential Information” has the meaning ascribed to that term in Clause Thirty-Four of this Agreement.

“Chrysler Buildings” means the joint reference to the Chrysler Plant and the Chrysler Laboratory.

“VAT” means the Value Added Tax.

“Chrysler Laboratory” means the property currently housing the engineering laboratory, which is located in the Cuajimalpa Borough of Mexico City, Federal District, together with all its buildings, improvements and appurtenances and all the real and personal material components that are allocated to the operation of that laboratory, contributed by Chrysler México to the Trust Assets.

“Power of Attorney” means the power of attorney granted by Chrysler México to Bancomext for the structuring and implementation of the Credit.

“Machinery and Equipment” has the meaning ascribed to that term in the Trust Agreement.

“Majority of the Lenders” shall mean the Lenders that at any time hold an overall percentage at least equal to 51% (fifty-one percent) of the Lenders’ Share of the Credit, provided that this has the favorable vote of Nafin and Bancomext, for as long as those institutions maintain the status of sole Lenders of the Credit.

“Mexico” means the United Mexican States.

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“Nafin” has the meaning ascribed to that term in the introduction to this Agreement.

“FIS” means the Financial Information Standards consistently applied in Mexico.

“Maximum Indebtedness Level” means a level of indebtedness that does not exceed sixty-five percent, understood as the ratio of Total Liabilities to Total Assets, expressed in a percentage, calculated in accordance with the methodology specified in the document that is added to the appendix of this instrument under letter “E.”

“Joint and Several Obligor” has the meaning ascribed to that term in the introduction to this Agreement.

“Legal Opinions” means the legal opinions issued by the outside attorneys of the Joint and Several Obligor and Chrysler Group that are satisfactorily acceptable in form and content to the Credit Agent.

“Mandatory Prepayments” has the meaning ascribed to that term in paragraph A of Clause Ten of this Agreement.

“Voluntary Prepayments” has the meaning ascribed to that term in paragraph B of Clause Ten of this Agreement.

“Share” means the amount of the share of each Lender in the Credit, as they are initially reported in Clause Two of this Agreement.

“Total Liabilities” means, with respect to any Person, all the obligations of that Person as determined in accordance with the FIS, including all the liabilities that are consequent to the discounting of negotiable credit instruments, any contingent liability that is a consequence of obligations incumbent on that Person on behalf of third parties and all the reserves established by that Person for purposes of the layoff of employees and workers, tax payments, bonds, other similar reserves and rentals payable by that Person pursuant to any financial lease agreement during the effective period of this Agreement.

“Permitted Liabilities” means, with respect to Chrysler México, (i) those non-onerous liabilities (non-onerous liabilities being understood to mean that they do not generate the obligation to pay Finance Charges), that it acquires in the normal course of its operations, (ii) those liabilities that it acquires with its shareholders, provided that they are in the normal course of its operations, consistent with past practices, for periods that do not exceed thirty days, (iii) those liabilities previously approved by the Majority of the Lenders, (iv) those liabilities that are generated by legal mandate in the normal course of its

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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operations, (v) those liabilities that individually or together do not exceed ONE HUNDRED FIFTY MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA or its equivalent in Pesos, within the normal course of business or (vi) those liabilities deriving from financial hedge agreements, provided that those hedges are not contracted for speculative purposes and are contracted in the normal course of business, under market conditions, in a manner consistent with past practices and with recognized financial institutions.

“Trust Assets” has the meaning ascribed to that term in the Trust Agreement.

“Grace Period” means the period of twenty-one months from the first Credit Drawdown during which the Borrower, subject to the provisions in this Agreement, shall not be required to make payments of the Credit principal but must make interest payments under the terms of this Agreement.

“Interest Period” means (a) during the Grace Period and for each Credit Drawdown (i) initially, the period starting on the date on which the Credit Drawdown is carried out and ending on the immediately following Interest Payment Date, and (ii) for each subsequent Interest Period, the period starting on the day following the immediately preceding Interest Payment Date and ending on the immediately following Interest Payment Date, and (b) as of the termination date of the Grace Period, the period starting on the first day of the eighth quarter counting from the date of the first Credit Drawdown and ending on each of the following Interest Payment Dates up to the maturity date of the Credit Period, with the understanding that if any Interest Period ends on a day that is not a Business Day, that Interest Period shall end on the immediately following Business Day.

“Person” means any natural person or legal entity, company, corporation, association, government, governmental agency or authority, or any other entity.

“Pesos” and the symbol “$” means the legal currency of the United Mexican States.

“Chrysler Plant” means the property housing the vehicle assembly plant, located in Saltillo, Coahuila, together with all its buildings, improvements and appurtenances and all the real and personal material components that are allocated to the operation of that plant, contributed by Chrysler México to the Trust Assets.

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“Fiat Five Hundred Platform” has the meaning ascribed to that term in Clause Six of this Agreement.

“Credit Period” has the meaning ascribed to that term in Clause Five of this Agreement.

“Drawdown Period” has the meaning ascribed to that term in Clause Seven of this Agreement.

“Outside Auditor Reports” has the meaning ascribed to that term in paragraph A three of Clause Seventeen of this Agreement.

“Trustee Reports” has the meaning ascribed to that term in paragraph A two of Clause Seventeen of this Agreement.

“Independent Supervisor Reports” has the meaning ascribed to that term in the Independent Supervisor Agreement.

“Insurance” means the insurance that Chrysler México shall have in accordance with the provisions in Clause Nineteen of this Agreement.

“Independent Supervisor” means the internationally recognized consulting firm chosen by the Credit Agent based on the decision of the Majority of Lenders to enter into the Independent Supervisor Agreement.

“Interest Rate” has the meaning ascribed to that term in paragraph A of Clause Eleven of this Agreement.

“Late Payment Interest Rate” has the meaning ascribed to that term in Clause Twelve of this Agreement.

“IEIR” has the meaning ascribed to that term in paragraph A of Clause Eleven of this Agreement.

“Exchange Rate” means the exchange rate to settle obligations denominated in foreign currency payable in the Mexican Republic, published by the Bank of Mexico in the Official Journal of the Federation on the respective date.

“EBITDA” means Earnings before Interest, Taxes, Depreciation and Amortization.

“Required EBITDA” means an EBITDA that when divided by the sum of the Interest and Non-Revolving Short-Term Debt is greater than one, as calculated on a quarterly basis in accordance with the methodology specified in the document added to the appendix of this instrument under letter “E.”

The terms defined in this Agreement that are expressed in the singular also include the plural, and the references to any gender include all genders. The references in this Agreement to Representations, Clauses, Paragraphs, subparagraphs, sub-subparagraphs, or Annexes mean Representations, Clauses, Paragraphs, subparagraphs, sub-subparagraphs, or Annexes of or with respect to this Agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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TWO. OPENING OF CREDIT. Subject to the terms and conditions stipulated in this Agreement, on the signing date of this Agreement, the Lenders open a simple line of credit to the Borrower in an amount of up to the equivalent in Pesos of FOUR HUNDRED MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, at the Exchange Rate in effect at the time of each drawdown pursuant to the Drawdown Schedule. This amount does not include interest, fees, expenses, ancillary charges or any amounts other than the outstanding principal balance.

The Lenders’ disbursement obligation shall be up to the equivalent in Pesos of the amounts specified below, and the disbursements shall be made pari passu by each of the Lenders based on its Share, subject in all cases to the provisions of Clause Eight of this Agreement.

“Lender	Share (US$)	Share (%)
Nafin	226,000,000.00	56.5%
Bancomext	174,000,000.00	43.5%
Total	400,000,000.00	100.00%”

THREE. CREDIT CURRENCY. The Credit shall be disbursed in Pesos.

FOUR. FEES. The Borrower undertakes through this Agreement to pay to the Credit Agent a fee for the opening of credit, in an amount equivalent to [***] percent of the total amount of the Credit, plus the corresponding Value Added Tax, payable in a single installment on the signing date of this Agreement, as well as the structuring fee that is specified in the Power of Attorney.

FIVE. CREDIT PERIOD. The Credit that the Lenders make available to the Borrower pursuant to the provisions in this Agreement is for a period of fifteen years, counting from the date on which the first Credit Drawdown is made (the “Credit Period”). On the maturity date of the Credit Period, all the amounts that the Borrower owes to the Lenders pursuant to the provisions in this Agreement and the other Transaction Documents, including but not limited to the outstanding principal balance of the Credit, interest, fees, costs, expenses and ancillary charges, must have been paid in full to the Lenders.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

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SIX. APPLICATION OF THE CREDIT. The Credit shall be applied to cover the expenses incurred as of the twenty-second of February, two thousand ten and the expenses to be incurred in the future, directly relating to the construction and start-up of a Chrysler México platform intended for the assembly of vehicles, among which is the so-called Fiat Five Hundred (the “Fiat Five Hundred Platform”), including as examples, but not limited to, expenses for design, engineering, public works construction, equipment and other expenses relating to the Fiat Five Hundred Platform project.

The document that is added to the appendix of this instrument under letter “C” contains a detailed description of the Fiat Five Hundred Platform construction project (the “Project Schedule”).

SEVEN. CREDIT DRAWDOWN PERIOD. Provisions.

A. Drawdown Period. Subject to the fulfillment of the conditions specified in Clause Eight of this Agreement, and pursuant to the terms stipulated in the Drawdown Schedule, the Borrower may draw down the Credit by one or more Credit Drawdowns, as of the Business Day on which all the conditions agreed to in Clause Eight of this Agreement have been duly fulfilled, but in no case subsequent to the twenty-first month from the signing date of this Agreement (the “Drawdown Period”). The Borrower may not make disbursements on dates other than those specified in the Drawdown Schedule.

B. Application of Drawdown. The Lenders extend the Credit to the Borrower to reimburse the expenses relating to the Fiat Five Hundred Platform incurred as of the twenty-second of February, two thousand ten and to pay the expenses to be incurred in the future relating to the applications stipulated in this Agreement. In the corresponding credit disbursement request, which is added to the appendix of this instrument under letter “D” of this Agreement, the Borrower must specify and define whether the Credit amount requested shall be used to reimburse previously incurred expenses or to fund expenses to be incurred for the construction and start-up of the Fiat Five Hundred Platform, in accordance with the provisions in the Trust Agreement.

C. Credit Drawdowns. To carry out a Credit Drawdown during the Credit Drawdown Period, the Borrower shall deliver to the Credit Agent a credit disbursement request substantially similar to the form that is added to the appendix of this instrument under letter “D” of this Agreement, at least seven Business Days prior to the date of the corresponding disbursement, specifying the corresponding amount in Dollars of that Credit Drawdown, the date on which it requests the carrying

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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out of that disbursement, which must correspond to each of the dates for making the Credit Drawdowns as stipulated in the Drawdown Schedule that is added to the appendix of this instrument under letter “B,” as well as the application to be made of the Credit Drawdown in question, including the indication of whether it will be used to reimburse incurred expenses or to pay expenses to be incurred, with respect to the application of the Credit. In the event that all the conditions stipulated in Clause Eight of this Agreement have been duly fulfilled within the periods specified herein, the Lenders must make the respective disbursement pari passu, on the date requested by the Borrower pursuant to the Drawdown Schedule and into the bank account indicated in writing by the Borrower to the Credit Agent (the “Borrower’s Account”).

The foregoing is with the understanding that (a) subject to the stipulations in this Agreement, the Share of each of the Lenders must be disbursed on that date, and (b) in the event that any of the Lenders breaches its obligation to disburse its respective Share, none of the other Lenders shall be required to disburse the Share not disbursed by that Lender.

D. Requisites for each Credit Drawdown. Each and every one of the Credit Drawdowns carried out by the Borrower during the corresponding Credit Drawdown Period shall conform to the following:

(i) the Borrower may make Credit Drawdowns on the dates stipulated in the Drawdown Schedule;

(ii) each Credit Drawdown must be for a minimum amount equivalent in Pesos to ONE MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA and, in excess of that amount, by multiples of the equivalent in Pesos of ONE MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA;

(iii) the total amount of the Credit Drawdowns carried out by the Borrower during the Drawdown Period may not exceed the total amount of the Credit, and

(iv) the Credit must be applied to the applications stipulated in this Agreement.

E. Credit Drawdown Vouchers. The parties expressly agree that the accounting entries and/or the statements of account and/or the records and/or the documents issued by the Lenders with respect to the accounting entries or transactions carried out under this Agreement with respect to the extension and/or drawdown of the Credit, including but not limited to those carried out in the Borrower’s Account, shall be conclusive evidence of the extension, drawdown and/or disbursement of the Credit Drawdowns.

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EIGHT. CONDITIONS FOR THE DISBURSEMENT OF THE CREDIT DRAWDOWNS. The obligation of each of the Lenders to disburse its Share of the Credit is subject to the prior fulfillment of the following conditions to the satisfaction of the Credit Agent, at least three Business Days prior to the date of the corresponding Credit Drawdown, with the exception of the conditions stipulated in subparagraphs A point three and B point three below, which must be fulfilled in the prior period specified therein:

A. Conditions for the First Drawdown:

1. All the Transaction Documentation and Drawdown documentation have been signed by each and every one of their parties and delivered to the Credit Agent, together with (i) an original of the public instrument in which the notarization of the minutes of the Meeting of Chrysler México is recorded, with information on the recording in the public trade registry of the registered office of Chrysler México, and (ii) the original of the certificate of freedom from encumbrances in effect for the Chrysler Laboratory, in which it is stated that there are no encumbrances or limitations of control over that building.

2. The Credit Agent has received the required Legal Opinions.

3. At least twenty-four hours before the Credit Drawdown, the Cash Reserve Fund and the Structuring Expenses Fund have been duly established and provided with the required funds, in accordance with the stipulations in that regard in the Trust Agreement.

4. The Collection Rights deriving from the Assembly Agreement and those with respect to Chrysler Canada, existing as of the date of the Credit Drawdown, the Chrysler Buildings and the Machinery and Equipment have been duly and irrevocably conveyed to the Trust Assets, pursuant to the terms and formalities stipulated in the Trust Agreement, for the purposes set forth therein, and the public instrument in which the preceding is recorded has been presented to the corresponding Public Property Registry.

5. The Credit Agent has received an initial report from the Independent Supervisor pursuant to the terms of the Independent Supervisor Agreement.

6. The Credit Agent has received the electronic file of the Insurance Certificates.

7. On the date on which the first Credit Drawdown is going to be made, the representations of the Borrower and the Joint and Several Obligor continue to be true and accurate, as if they had been made on that date, and therefore the Borrower and the Joint and Several Obligor undertake to notify the Credit Agent in writing of any event that affects or simply with the passage of time might come to affect the validity or veracity of those representations.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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8. On the date on which the first Credit Drawdown is going to be made, there is no Cause for Accelerated Maturity or any fact that with the passage of time might come to constitute a Cause for Accelerated Maturity.

9. On the date on which the first Drawdown is going to be made, none of the executives or directors in a relevant position at the Joint and Several Obligor has committed any act of bribery with respect to the execution of the Transaction Documentation.

B. Conditions for the Subsequent Drawdowns.

1. The Borrower has signed the respective Drawdown Documentation.

2. The Credit Agent has received the Independent Supervisor Reports from the Independent Supervisor in a manner satisfactorily acceptable to the Credit Agent.

3. At least twenty-four hours before the Credit Drawdown, the Cash Reserve Fund has sufficient funds, in accordance with the stipulations in that regard in the Trust Agreement.

4. The amount of the Credit Drawdown intended for disbursement, together with the previous Credit Drawdowns, does not exceed the Credit.

5. There are no past due debts, deriving from the Transaction Documentation, payable by Chrysler México, as attested to in a certificate issued in that regard by an agent duly authorized by Chrysler México for that purpose.

6. The Transaction Documentation has been executed by all the parties thereto and is in full force and effect.

7. The Guarantees have been duly contributed to the Trust, the Collection Rights are in full force and effect, and the contribution to the Trust Assets of those Collection Rights that have been generated subsequent to the First Credit Drawdown has been completed, pursuant to the terms and formalities stipulated in the Trust Agreement.

8. On the date on which the Credit Drawdown is going to be made, the representations of the Borrower and the Joint and Several Obligor remain true and accurate, as if they had been made on that date, and therefore the Borrower and the Joint and Several Obligor undertake to notify the Credit Agent in writing of any event that affects or that simply with the passage of time might come to affect the validity or veracity of those representations.

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9. The Credit Agent has received the Insurance Certificates.

10. On the date on which the Credit Drawdown is going to be made, there is no Cause for Accelerated Maturity or fact that with the passage of time might come to constitute a Cause for Accelerated Maturity.

11. On the date on which the Drawdown is going to be made, none of the executives or directors in a relevant position at the Joint and Several Obligor has committed any act of bribery with respect to the execution of the Transaction Documentation.

NINE. AMORTIZATIONS OF PRINCIPAL. Notwithstanding the provisions in Clause Ten of this Agreement, the principal amount of the Credit shall be payable by the Borrower (or by the Joint and Several Obligor) to the Credit Agent on behalf of the Lenders in fifty-three equal and consecutive quarterly amortizations, each of them payable on each of the Amortization Dates (before eleven a.m. so that they may be considered deposited and received on that same day), subsequent to the end of the Grace Period, i.e., as of the eighth quarter from the date of the first Credit Drawdown, with the understanding that (i) each of those amortizations shall be in the amount calculated by dividing the total outstanding balance of the Credit principal by fifty-three, and (ii) no later than the last Amortization Date, the Borrower must have paid to the Lenders the total outstanding amount of the Credit, its principal sum, ordinary and late payment interest, if applicable, fees, costs and expenses and all the other amounts due and payable by the Borrower to the Lenders with respect to the Credit.

TEN. PREPAYMENTS.

A. Mandatory Prepayments. The Borrower shall be required to make mandatory prepayments of the Credit (“Mandatory Prepayments”) in the following situations: (i) in the event that the Assembly Agreement is terminated in advance by Chrysler Group, the Borrower must make a Mandatory Prepayment in an amount equal to that which the Borrower would have received from Chrysler Group as a result of the early termination of the Assembly Agreement for any reason, including as examples but not limited to those balances pending payment deriving from the Collection Rights, indemnifications, reimbursements or compensations paid by Chrysler Group within the scope of the Assembly Agreement up to an amount that must not exceed the outstanding amounts deriving from the Credit; (ii) in the event that the building in which the Fiat Five Hundred Platform is constructed, located in Toluca, State of Mexico, is expropriated, the Borrower must make a Mandatory Prepayment, in an amount equivalent to the amounts

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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outstanding deriving from the Credit, chargeable to the funds that Chrysler México would have received as indemnification deriving from that expropriation; (iii) in the event that the Trustee receives indemnifications from collecting on the Insurance and there is a Reason for Accelerated Maturity, the Borrower must make a Mandatory Prepayment in an amount equivalent to the amount received from those indemnifications, up to the outstanding amounts deriving from the Credit, with the understanding that if there is no Cause for Accelerated Maturity, the Joint and Several Obligor must apply those indemnifications to the reconstruction and/or repair of the assets affected by the loss that led to the payment of those indemnifications, pursuant to the following: (a) Chrysler México must inform the Credit Agent about the loss as soon as it has occurred but no later than within the 5 (five) following Business Days, indicating the extent of the damage, the impact on the cash flow deriving from the Collection Rights and on the capacity of Chrysler México to pay for the Credit, (b) the Agent Bank shall analyze the extent of the damage and whether it adversely and significantly impacts the payment capacity of Chrysler México, and shall reasonably determine if the source of payment for the Credit is placed at risk, (c) in the event that the Agent Bank reasonably determines that the damage adversely and significantly affects the payment capacity of Chrysler México, the Agent Bank shall instruct the Trustee to apply the proceeds from the indemnification received to a Mandatory Prepayment, pursuant to the stipulations in this Clause; otherwise, the Credit Agent shall instruct the Trustee to deliver to Chrysler México through the Guarantees Agent the amount of the indemnification received so that it is applied to the reconstruction and/or repair of the assets affected by the loss, within a period of ten Business Days from the date on which the Credit Agent receives the notice referred to in subparagraph (a) above, and (d) in the event that Chrysler México receives the funds deriving from the respective indemnification, the Credit Agent shall see to it that those funds are specifically applied to restore, replace or repair the assets affected by the loss, and therefore Chrysler México must deliver the documents requested by the Credit Agent; and (iv) in the event that Chrysler México, with the prior written consent of the Credit Agent, sells Restricted Assets within the normal course of its operations, the Borrower must make a Mandatory Prepayment in an amount equivalent to the amount received by Chrysler México for that authorized sale of Restricted Assets, when it is so required by the Credit Agent at the time of the issuance of the respective authorization. Nevertheless, at the Borrower’s request, the Lenders may assess the possibility

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of exempting the Borrower from the obligation to make a Mandatory Prepayment, if the Borrower demonstrates that it has sufficient funds to maintain the source of payment for the Credit and the Guarantees. The Mandatory Prepayments shall not generate the obligation to pay any penalty or premium, except as indicated below.

Any Mandatory Prepayment must also be subject to the following procedure:

1. The Borrower or Chrysler México, as applicable, must deliver the Mandatory Prepayment to the Lenders no later than within the five Business Days following the date on which it has actually received the total of any of the amounts referred to in subparagraph A) of this Clause;

2. The Borrower must pay the Lenders, together with the prepayment, any cost, expense or penalty relating to the disruption of interest coverage or any cost, expense, penalty or premium that the Lenders have to pay in turn to their source of funding for the Credit by reason of that prepayment. The Credit Agent shall notify the Borrower of the amounts to be paid and the respective payment arrangements;

3. The Borrower must pay the Lenders, together with the prepayment, all the interest accrued and unpaid on the outstanding Credit balance that is prepaid;

4. The prepaid amounts shall be distributed proportionately among the Lenders, based on their respective Shares;

5. The Borrower may not again draw down the prepaid amounts, and

6. The prepaid amounts pursuant to this subparagraph shall be applied to the payment of the obligations and in the order of priority stipulated in Clause Fifteen subparagraph A of this Agreement.

B. Voluntary Prepayments. The Borrower may make partial or total prepayments of the Credit (“Voluntary Prepayments”) without any penalty or premium, being subject to the following provisions in that regard:

(i) the Borrower must irrevocably notify the Credit Agent in writing of its intention to prepay all or part of the Credit, at least five Business Days in advance of the date on which it wishes to make the prepayment, and it must specify in that notice the amount that it wishes to prepay and the date on which that prepayment will be made;

(ii) any voluntary prepayment must be made on an Amortization Date;

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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(iii) in the event that the Borrower makes Voluntary Prepayments on dates other than those mentioned in the preceding paragraph, the Borrower must pay the Lenders, together with the prepayment, any cost, expense, penalty or premium relating to the disruption of interest coverage or any cost, expense, penalty or premium that the Lenders actually have to pay in turn to their source of funding for the Credit as a consequence of that prepayment;

(iv) the Borrower must pay the Lenders, together with the prepayment, all the interest accrued and unpaid on the outstanding Credit balance that is prepaid;

(v) the prepaid amounts shall be distributed proportionately among the Lenders, based on their respective Shares;

(vi) the Borrower may not again draw down the prepaid amounts;

(vii) any prepaid amount must be at least the amount equivalent in Pesos to ONE MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA and, in excess of that amount, by multiples of ONE MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, and

(viii) the amounts prepaid pursuant to this subparagraph shall be applied to the payment of the obligations and in the order of priority stipulated in Clause Fifteen subparagraph A of this Agreement.

ELEVEN. INTEREST RATE AND PAYMENT. The Borrower (or the Joint and Several Obligor) shall pay the Lenders the interest accrued within the scope of the Credit on the principal amounts that have been disbursed by the corresponding payment date, since the date of the first Credit Drawdown, on each of the Interest Payment Dates throughout the effective period of this Agreement, at the corresponding interest rate pursuant to the following stipulations.

A. Interest Rate. The corresponding interest rate shall be determined on the basis of the interbank equilibrium interest rate (the “IEIR”) for a twenty-eight day period, published by the Bank of Mexico in the Official Journal of the Federation (i) with respect to the first Credit Drawdown, for the Business Day immediately preceding the date on which that drawdown is going to be made and (ii) with respect to the review and adjustment thereof, two Business Days prior to the date on which the corresponding Interest Period is going to start, plus four hundred eighty basis points. That rate shall be rounded off to the nearest ten-thousandth of a percentage point. For these purposes, five one hundred-thousandths or more of a percentage point shall be considered nearer to the immediately higher ten-thousandth of a percentage point.

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In the event that the aforementioned rate is not published on the corresponding date, the rate published on the immediately preceding day shall be applied, with the understanding that in the event that the IEIR is no longer published by the Bank of Mexico for any reason, the parties agree that the rate to be used as the basis for the calculation of the Interest Rate shall be the one expressly specified by the Bank of Mexico as the substitute for the IEIR (the “Interest Rate”).

B. Calculation of the Interest. The interest (ordinary and late payment) shall be calculated on the basis of a year of three hundred sixty days and for the number of days actually transpired, and it must be paid quarterly.

TWELVE. LATE PAYMENT INTEREST RATE. In the event that the Borrower ceases to make timely payment, on any of the Interest Payment Dates or on the Amortization Dates, of any principal amount that it is required to make in accordance with the provisions in this Agreement, the unpaid principal amount shall incur late payment interest from the date on which it should have been made until the date of its payment in full, payable on demand. The late payment interest rate on the Credit shall be the Interest Rate multiplied by two (the “Late Payment Interest Rate”).

THIRTEEN. TAXES.

A. Payments Free of Deductions. All the payments that the Borrower and/or the Joint and Several Obligor must make to the Lenders pursuant to the provisions in this Agreement and the other Transaction Documentation must be made free and clear of any deductions, except for those obligations currently contained in the tax laws, or as modified in the future, and that require the Borrower and/or the Joint and Several Obligor to make any withholding of taxes, levies, contributions or similar charges on those payments.

B. Value Added Tax. The Borrower or, in its absence, the Joint and Several Obligor shall pay the Lenders the Value Added Tax that, where applicable, is incurred on the Credit fees.

C. Tax Vouchers. The Lenders, through the Credit Agent, shall deliver to the Borrower and/or the Joint and Several Obligor the tax vouchers with all the requirements set by the tax laws, covering the payments for fees, ordinary interest, late payment interest and any other item relating to the transaction contained in this Agreement, as well as the respective Value Added Tax that, where applicable, is generated by those payments.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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FOURTEEN. PLACE AND FORM OF PAYMENT.

A. All the amounts that the Borrower or the Joint and Several Obligor must pay for amortization of the Credit principal, ordinary interest and late payment interest, where applicable, fees, expenses and costs, and any other amount payable to the Lenders in accordance with this Agreement and the other Transaction Documentation, shall be paid to the Credit Agent, without any deduction, withholding or compensation, in immediately available funds, before eleven a.m. (Mexico City time) on the day on which the corresponding payment is due, into the bank account opened at the [***] in the name of Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, in Mexico, identified with CLABE [Clave Bancaria Estandardizada/Standardized Bank Code] No. [***], or in any other place of which the Credit Agent gives written notice to the Borrower and the Joint and Several Obligor at least ten days in advance, in which the Joint and Several Obligor or Chrysler Group are not legally impeded from making payments by express provision contained in the laws applicable to them, with the understanding that any payment received after the aforementioned time shall be considered to have been made on the immediately following Business Day.

B. In the event that the Borrower does not make any of the payments under this Agreement on its due date in accordance with the stipulations in this Clause, the Borrower and the Joint and Several Obligor expressly authorize the Credit Agent to charge them, in any checking account that the Borrower and/or the Joint and Several Obligor have open with that Credit Agent and any of its affiliates and/or branches, in Mexico or abroad, the sum of all the amounts that the Borrower must pay to the Lenders for principal, ordinary and late payment interest, where applicable, expenses and costs, and any other amount payable by the Borrower in accordance with this Agreement and the other Transaction Documentation on its respective due date.

FIFTEEN. PRIORITY OF PAYMENTS.

A. Priority of Payments. All the payments made by the Borrower or the Joint and Several Obligor and all the amounts received by the Lenders from any third party on behalf of the Borrower or as a result of the exercise of the actions to which they are entitled by reason of the Transaction Documentation shall be applied by the Lenders in the order cited below, regardless of whether the Borrower or the Joint and Several Obligor has intended to establish a different application for the amounts that have been paid or that there are other amounts due and payable in accordance with the provisions of this Agreement and the other Transaction Documentation:

One, to pay any tax, fees, encumbrances, deductions or withholdings incumbent upon the Lenders, deriving from this Agreement or the other Transaction Documentation;

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

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Two, the balance, if any, [shall be used] to pay all the expenses and costs incurred by the Lenders because of the Borrower’s noncompliance, including as examples but not limited to the reasonable and documented fees of the Lenders’ legal counsels;

Three, the balance, if any, [shall be used] to pay the costs and expenses incurred with respect to the enforcement of the guarantees and the collection of the Collection Rights, in accordance with the provisions in that regard in the Trust Agreement and the other Transaction Documentation, provided that they have not yet been paid pursuant to the Trust Agreement;

Four, the balance, if any, [shall be used] to pay the fees of the Trust’s Trustee, provided that they have not yet been paid pursuant to the Trust Agreement;

Five, the balance, if any, [shall be used] to pay the late payment interest due and unpaid on the Credit;

Six, the balance, if any, [shall be used] to pay the ordinary interest due and unpaid on the Credit, and

Seven, the balance, if any, [shall be used] to pay the outstanding Credit balance.

B. Distribution of Amounts. The Credit Agent shall distribute the amounts corresponding to each of the Lenders, in proportion to their respective Shares.

SIXTEEN. REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE JOINT AND SEVERAL OBLIGOR.

A. The Borrower represents and warrants to the Lenders that:

1. It is a National Credit Corporation, Development Banking Institution, legally authorized to enter into this Agreement in its capacity as trustee of the Trust.

2. It does not require any permit or authorization, whether corporate, governmental or of any other nature, to enter into and comply with this Agreement and the other Transaction Documentation to which it is a party, as well as to carry out the transactions envisaged therein, that it has not obtained as of the date of this Agreement and that is in full force and effect.

B. The Joint and Several Obligor represents and warrants to the Lenders that as of this date:

1. It is a variable-capital corporation duly established and validly existing under the laws of the United Mexican States.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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2. The execution, delivery and compliance with this Agreement and the other Transaction Documentation to which it is a party (i) does not violate any laws, regulations, decrees, accords or other governmental provisions of any kind that are applicable to it, (ii) does not constitute or cause a violation or breach of any of the contractual obligations incumbent on it, and (iii) when this Agreement and the other Transaction Documentation to which it is a party have been signed and delivered, they shall constitute documents whose respective terms are valid, binding and enforceable against it.

3. It does not require any permit or authorization, whether corporate, governmental or of any other nature, to enter into and comply with this Agreement and the other Transaction Documentation to which it is a party, as well as to carry out the transactions envisaged therein, that it has not obtained as of the date of this Agreement and that is in full force and effect.

4. It is not in a state of insolvency or liquidation or in general breach of its obligations.

5. As of the signing of this Agreement, it owes no debt to Chrysler Group, its subsidiaries or affiliates, except for debts incurred in the normal course of its operations.

6. It conducts all transactions with suppliers and with third parties in general under market conditions.

7. As of the date of this Agreement there has not been filed, and it has no knowledge that there is going to be initiated, any action, complaint, claim, demand or proceeding before any jurisdictional entity, governmental agency or arbitrator that adversely affects or might affect the legality, validity or enforceability of this Agreement or any of its obligations deriving from or related to this Agreement or the other Transaction Documentation to which it is a party.

8. No act or event has occurred on or before the date of this Agreement that might adversely and significantly affect its capacity to comply with its obligations pursuant to this Agreement or the other Transaction Documentation to which it is a party.

9. It has the rights, licenses, permits, authorizations, certifications, records and approvals that are required for the operation of its businesses in each and every one of the jurisdictions in which it operates.

10. It is up-to-date in the payment of all the Taxes (except for those Taxes that are being challenged in good faith) and other legal and contractual obligations incumbent on it, the breach of which might substantially and adversely affect its financial position or the manner in which it conducts its operations.

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11. As of the date of this Agreement, there are no strikes, stoppages, suspensions or reductions in workforce, collective labor proceedings or similar labor proceedings in progress, that affect or might come to affect any of its assets or facilities.

12. There are no actions, complaints or proceedings against it by or before any authority or court, nor is it aware that an action, complaint or proceeding is going to be brought against it, for the purpose of declaring it in bankruptcy or in insolvency, or that in any other manner might adversely and significantly affect its financial position or the manner in which it conducts its operations.

13. All its representations contained in the certificates and other documents delivered to the Credit Agent, the Lenders and/or their counsels on or prior to the execution of this Agreement are true and accurate in their relevant aspects, as they have been updated as of the date hereof.

SEVENTEEN. AFFIRMATIVE COVENANTS.

A. Borrower’s Affirmative Covenants. Throughout the effective period of this Agreement and until all the amounts due and payable to the Lenders pursuant to this Agreement and the other Transaction Documentation have been paid in full, the Borrower expressly undertakes to do the following:

1. Comply with its obligations pursuant to the Trust Agreement.

2. Deliver the following documents to the Credit Agent (the “Trustee’s Reports”):

(i) monthly statements of account that reflect the general status of the Trust Assets, and all of the transactions in each of the Trust accounts and funds during the immediately preceding month, to be presented within ten days following the end of each month, and

(ii) the Trust’s quarterly financial statements (balance sheets, income statements, cash flow statements), to be presented within ten days following the end of each quarter.

3. Pursuant to the Trust Agreement, hire an internationally recognized independent auditing firm satisfactory to the Majority of the Lenders (the “Outside Auditor”) so that it may furnish the Credit Agent with a quarterly report under terms and conditions acceptable to the Credit Agent, within fifteen calendar days following the end of each three-month period as from the signing date of the Trust Agreement, on the veracity or

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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any discrepancy detected with respect to the information presented by Chrysler México in the monthly reports referred to in paragraph B seven below (the “Outside Auditor Reports”), with the understanding that the fees of that auditing firm must be paid by Chrysler México or, in the absence thereof, charged to the Trust Assets pursuant to the stipulations in the Trust Agreement.

4. Notify the Credit Agent, within five days from the day on which the Borrower has become aware, of any occurrence that constitutes or that might foreseeably come to constitute a Cause for Accelerated Maturity.

B. Joint and Several Obligor’s Affirmative Covenants. Throughout the effective period of this Agreement and until all the amounts due and payable to the Lenders pursuant to this Agreement and the other Transaction Documentation have been paid in full, the Joint and Several Obligor expressly undertakes to do the following:

1. Apply the funds from the Credit in accordance with the provisions in this Agreement.

2. Furnish the Credit Agent with unaudited quarterly financial statements (balance sheets, income statements, cash flow statements and a list of the principal joint accounts) duly signed by a duly authorized agent of the Joint and Several Obligor and certified by its Chief Executive Officer or its Finance Director, within sixty days following each quarter.

3. Furnish the Credit Agent with the annual financial statements, audited by an internationally recognized independent public accountant (balance sheets, income statements, internal cash flow statements and list of joint accounts, together with the auditors’ notes), within one hundred eighty days after the closing of each year.

4. Authorize the Credit Agent, through the credit information company, to determine, obtain, analyze and use credit information on the Joint and Several Obligor, with the understanding that the Credit Agent shall be solely responsible for the costs incurred in the determination, obtaining, analysis and use of that credit information.

5. Deliver appraisals of the Chrysler Buildings on the signing date of this Agreement, which must be updated and presented to the Credit Agent every two years during the effective period of this Agreement, as of the date on which the last appraisals were done.

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6. Continue carrying out activities relating to the issuance, administration and collection of invoices deriving from all its export sales in a manner consistent with the practices, policies and procedures followed until this date, and pursuant to the terms of the Administration and Collection Agreement, with the understanding that the Joint and Several Obligor may make changes to the methods for the issuance, administration and collection of its invoices pursuant to market conditions and the needs of its clients, and therefore it shall give notice of those changes to the Credit Agent within ten Business Days following the date of the respective change and provided that those changes do not affect the collection flow pursuant to the provisions in the Assembly Agreement or the Minimum Collection.

7. Furnish the Credit Agent, within the first fifteen days of each month, from the signing date of the Trust Agreement, with reports regarding the status of the Collection Rights with respect to the immediately preceding month, under terms and conditions acceptable to the Credit Agent, duly signed by an agent of Chrysler México, with the understanding that those reports must contain, at a minimum, (a) the outstanding balance of all the export sales invoices generated by Chrysler México during the immediately preceding month; (b) the amounts collected for export sales during the preceding calendar month; (c) information from invoices that document export sales that were in arrears during the preceding calendar month; and (d) information with respect to invoices that document export sales that have not been paid in full, and the reason for that failure to pay.

8. Preserve its existence and maintain it in full force, and also obtain and maintain all the licenses, authorizations, permits, certifications, records or approvals required with respect to its corporate purpose and its assets, to allow for the proper fulfillment of its obligations deriving from this Agreement and the other Transaction Documents, and from all the applicable laws, regulations, decrees, accords and standards.

9. Maintain in good condition the assets necessary for the fulfillment of its purpose pursuant to its corporate bylaws.

10. Maintain in force all the guarantees granted to the Lenders and comply with all the obligations incumbent upon it that are stipulated in the Transaction Documents, until the date on which the Credit has been paid in full.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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11. Notify the Credit Agent, through communication signed by the Finance Director (or the equivalent position) of Chrysler México, within five days from the day on which the Joint and Several Obligor has become aware of any occurrence that constitutes or that might foreseeably come to constitute a Cause for Accelerated Maturity, which contains details of that occurrence, as well as the measures that are proposed to be adopted with respect thereto.

12. Notify the Credit Agent, within five Business Days from the day on which it has received notification of the existence of any action, litigation or labor conflict that substantially and negatively affects or might foreseeably come to affect the financial position of the Joint and Several Obligor.

13. Furnish all the information that is reasonably requested by the Credit Agent in writing regarding the Joint and Several Obligor, the Guarantees, the Collection Rights, the Trust and the other Transaction Documents, including as examples, but not limited to, its financial position, within a period not exceeding five Business Days, which may be extended by mutual agreement among the parties for justified reasons depending on the information requested, and keep the corresponding books and records updated pursuant to the FIS.

14. Pay on a timely basis all its Taxes and tax debts (except for those taxes that are being challenged in good faith), including contributions to the Mexican Social Security Institute, the Retirement Savings System and the National Workers’ Housing Fund Institute.

15. Carry out all its commercial transactions under market terms, conditions and prices and within the normal course of its operations, regardless of whether they are carried out with parent companies, subsidiaries or affiliates.

16. Duly fulfill all its legal and contractual obligations (including those of an environmental nature and any others relating to its operations), except for those that if breached do not place at risk the ability of the Joint and Several Obligor to fulfill the rest of its obligations as stipulated in the Transaction Documentation.

17. Maintain in good condition the Chrysler Buildings and the Machinery and Equipment, taking into consideration the use and the normal and inevitable wear and tear from the activities conducted by Chrysler México in the normal course of its business, which may be visited and inspected by officials from the Credit Agent, its counsels or representatives, at any time during the effective period of this Agreement, and they must be covered at all times by Insurance taken out with recognized insurance agents for the risk of losses and damages that is normally maintained in its respective lines of business and on similar assets, and in compliance with the applicable legal provisions.

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18. Inform the Credit Agent of any accident, damage, loss or any adverse condition that occurs to the Chrysler Buildings, the Machinery and Equipment, or any component element thereof, as well as any claim or request for the payment of any indemnification deriving from the Insurance covering the Chrysler Buildings. That notice must be delivered as soon as the respective event occurs but no later than five Business Days following the occurrence of the accident.

19. Furnish the Credit Agent, within fifteen calendar days following the date on which the annual renewal of the insurance policy takes place, with a certificate from any internationally recognized insurance agent, in which it is attested that: (i) all the assets necessary for the Joint and Several Obligor’s operations are insured pursuant to its corporate policies, and (ii) the insurance policies covering those assets are in force and the payment of the respective premiums is up-to-date as of the issue date of the corresponding certificate.

20. Inform the Credit Agent, as soon as it occurs but no later than the following five Business Days, of the receipt of any direct payment deriving from the Collection Rights that should have been deposited in the Trust, as well as amounts coming from Insurance indemnifications and other amounts that must be deposited in the Trust. In that eventuality, Chrysler México must (i) immediately give notice and carry out all the acts that are necessary or appropriate so that the respective debtor makes all the corresponding payments directly to the Trust, and (ii) present the Credit Agent with evidence that those acts have been properly carried out.

21. Comply with each and every one of the obligations assumed within the scope of the Assembly Agreement, except for those obligations that if breached do not place at risk the ability of the Joint and Several Obligor to fulfill the rest of its obligations as stipulated in the Transaction Documents.

22. Inform the Credit Agent, as soon as it becomes aware, but no later than the following three Business Days, of any communication or notice received from Chrysler Group or any third party, relating to the Assembly Agreement, that might substantially affect the obligations of the parties or the cash flows coming from the Collection Rights deriving from that agreement, or any notice or notification of the breach of the Assembly Agreement by the Joint and Several Obligor, and also inform the Credit Agent of the measures that the Joint and Several Obligor will take to remedy that breach.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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23. Complete the construction and start-up of the Fiat Five Hundred Platform in accordance with the terms stipulated in the Project Schedule, for which the Joint and Several Obligor must contribute all the funds, additional to those coming from the Credit, that are necessary for that purpose, and in the event of a change in the Project Schedule, the Joint and Several Obligor must notify the Credit Agent through the Independent Supervisor, with the understanding that if it involves a substantial change in terms of cost and implementation period, the Joint and Several Obligor must give written notice of the changes and present the Credit Agent with a revised plan that has received the approval of the Independent Supervisor, with the understanding that the Credit Agent may reject the respective change, whenever it adversely affects the Borrower’s or the Joint and Several Obligor’s ability to pay or the Credit conditions.

24. Allow the Independent Supervisor to perform its duties and furnish it with all the documentation and information required by the Independent Supervisor for determining the Borrower’s observance of the Project Schedule, and any other determination deriving from its duties, with the understanding that the Independent Supervisor’s fees must be paid from the Trust Assets pursuant to the stipulations in the Trust Agreement.

25. The value of the assets comprising the Guarantees may at no time be less than one point nine hundred fifty-five times the total amount of the Borrower’s outstanding payment obligations pursuant to the Credit, including the payment of principal, interest and other ancillary charges in accordance with this Agreement, with the understanding that if the value of the assets comprising the Guarantees is less than the aforementioned percentage, the Joint and Several Obligor must contribute additional assets to the Trust Assets, for which it shall have a period of ninety calendar days from the date on which the Joint and Several Obligor has been notified of that reduced value based on the latest appraisal update that is obtained with respect to the assets, which shows that the value of the assets comprising the Guarantees is less than the aforementioned percentage.

26. Furnish the Credit Agent, along with the audited financial statements for the corresponding year, with a certificate duly signed by an agent of Chrysler México, in which it is attested that as of that date the Joint and Several Obligor is in compliance with all the important aspects of the obligations incumbent on it that derive from this Agreement and that no Cause for Accelerated Maturity under this Agreement has occurred.

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27. Furnish the Credit Agent, along with the audited financial statements for the corresponding year, with a certificate duly signed by the Legal Director (or the equivalent position) of Chrysler México, attesting that as of that date each and every one of the representations made by the Joint and Several Obligor in this Agreement and the other Transaction Documentation continues to be true and accurate.

28. Furnish the Credit Agent, along with the audited financial statements for the corresponding year, with a certificate duly signed by the Finance Director (or the equivalent position) of Chrysler México, attesting to whether a Contingency Event occurred in the corresponding fiscal year and describing the performance of the financial indices, broken down by each quarter of the corresponding year.

29. Contribute to the Trust Assets, within the period stipulated in the Trust Agreement, the future Collection Rights generated by export sales to third parties other than Chrysler Group and Chrysler Canada, and give notice of and complete the assignment of those Collection Rights to the Trust, and also instruct those third parties to deposit the corresponding payments pursuant to the stipulations in the Trust Agreement.

30. Obtain the recording in the corresponding Public Property Registry of the public instrument attesting to the contribution of the Chrysler Buildings to the Trust in fiduciary ownership, within six months following the signing date of that instrument.

31. Maintain its accounting in accordance with the FIS.

32. Construct, develop and operate the Fiat Five Hundred Platform in accordance with the environmental laws applicable in Mexico, and at the request of the Credit Agent deliver evidence demonstrating that Chrysler México is in compliance with this obligation.

33. Increase the amounts that must be held in the Cash Reserve Fund pursuant to the terms stipulated in the Trust Agreement, within 5 (five) Business Days following the date on which the Credit Agent notifies it of the occurrence of a Contingency Event.

34. Carry out the acts that are necessary to ensure that the Minimum Collection or all those amounts that must be deposited in the Trust Assets, pursuant to the terms of this Agreement, the Administration and Collection Agreement and the other Transaction Documents, do in fact directly enter the Trust Assets.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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EIGHTEEN. JOINT AND SEVERAL OBLIGOR’S NEGATIVE COVENANTS. Throughout the effective period of this Agreement and until all the amounts due and payable to the Lenders pursuant to this Agreement and the other Transaction Documentation are paid in full, the Joint and Several Obligor must refrain from the following:

1. Carrying out or omitting any act, when the consequence of that action or omission is the accelerated maturity of the period for the fulfillment of any of its contractual obligations and it might consequently have an adverse and substantial effect on the businesses, operations, assets, liabilities, products, services, results or financial situation of Chrysler México.

2. Changing the method of operating or modifying or altering in any manner the Assembly Agreement, in such a way as to adversely and substantially affect the flows generated by the Collection Rights contributed to the Trust Assets and place at risk the Joint and Several Obligor’s ability to meet its obligations pursuant to the stipulations in this Agreement.

3. Modifying the terms and conditions of the Collection Rights that have been conveyed to the Trust.

4. Conveying its Restricted Assets in any manner, except for disposals of assets carried out under market conditions, in the normal course of its operations and in a manner consistent with the Joint and Several Obligor’s past practices.

5. Granting mortgages, pledges, bonds, endorsements, guarantees or in any other manner assuming contingent obligations to guarantee the fulfillment of its own obligations or those of third parties, except for: (i) those incurred in the normal course of its operations in a manner consistent with past practices and up to a total cumulative amount of ONE HUNDRED MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA, (ii) guarantees or encumbrances existing prior to the date of this Agreement, (iii) guarantees or encumbrances previously approved by the Majority of the Lenders, (iv) guarantees or encumbrances to guarantee tax credits acquired in the normal course of its business in favor of companies of the corporate group of Chrysler México, and (v) the guarantees in favor of the Lenders called for in this Agreement, with the understanding that no guarantee may be given on assets that have been allocated in favor of the Lenders pursuant to the Transaction Documentation, or that affect in any manner the priority of the guarantees granted to the Lenders.

6. Acquiring or making investments in fixed assets, the value of which, together with the value of the other fixed assets acquired in the same calendar year, in one or more transactions, exceeds twenty percent of the value of the total assets of Chrysler México, without the prior consent of the Majority of the Lenders given in writing.

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7. Incurring liabilities additional to the Credit, except for Allowed Liabilities.

8. Making prepayments of other credits or loans, any of which have been contracted with financial institutions, other than the Credit, or modifying the terms and conditions of other credits in effect on the date of this Agreement, granting conditions more favorable that those that the lenders of the other credits currently have.

9. Granting credits or loans of any kind, outside of the normal course of their business or for an application other than that of supporting its main purpose, or that are outside of market conditions or in a manner inconsistent with its past practices.

10. Carrying out or refraining from carrying out any act which results in a change of Control at Chrysler México, when that change of Control has as its result or effect that Chrysler México ceases to be an Affiliate of Chrysler Group.

11. Modifying or changing its principal line of business.

12. Announcing or paying dividends or any other distribution or equivalent or similar payment to its shareholders when the EBITDA of Chrysler México is less than one point three, or reducing its capital stock.

13. Transforming itself from a variable-capital corporation into any other corporate form or type.

14. Entering into a state of dissolution or liquidation.

15. Merging with another company or spinning off a substantial portion of its assets, unless it has received the prior written authorization of the Majority of the Lenders.

16. Acquiring stakes in the capital of third parties or establishing subsidiaries in which Chrysler México or Chrysler Group does not have Control or conveying or transferring assets to those subsidiaries, except in transactions that are within the normal course of business of Chrysler México and provided that the conveyance or transfer of assets does not have a value exceeding one percent of the total value of the assets of Chrysler México.

NINETEEN. INSURANCE. Throughout the effective period of this Agreement, the Trust and the Guarantees, Chrysler México shall maintain risk insurance with an insurance company authorized by the National Insurance and Bonds Commission, in accordance with the common standards of the automotive industry, covering the assets comprising the Guarantees (the “Insurance”). Chrysler México must appoint the Trustee as preferred beneficiary of that Insurance so that it receives all the respective indemnifications and in turn is responsible for applying those amounts in accordance with the stipulations in that regard in the Trust Agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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Chrysler México must deliver the Insurance Certificates to the Trustee as a condition for the Credit Drawdowns pursuant to the terms stipulated in Clause Eight of this Agreement, with the understanding that Chrysler México must deliver renewals of the Insurance Certificates to the Trustee no later than fifteen Business Days following the date on which the Insurance has been renewed. The policies covering the Insurance must be kept in force and the payments of their premiums up-to-date, for as long as the Credit remains outstanding.

If Chrysler México breaches its obligation to maintain the Insurance, the Trustee may insure the assets comprising the Guarantees, with the understanding that the respective payments may be charged to the Trust Assets pursuant to the specifications in the Trust Agreement.

TWENTY. CAUSES FOR ACCELERATED MATURITY. The Credit Agent may accelerate the period for the payment of the Credit, including its principal sum, interest, fees, costs and expenses, and other ancillary charges, in any of the following situations, without the need for court order, through simple communication delivered in writing to the Borrower with a copy for the Joint and Several Obligor, in which case all those amounts shall be due and payable on demand:

A. If the Borrower or the Joint and Several Obligor does not pay the principal sum of the Credit pursuant to the specifications in this Agreement, the interest thereon, or any fees, costs, expenses, or ancillary charges that are incurred pursuant to this Agreement, except for reasons solely attributable to the Trustee, provided that there are sufficient funds in the Trust.

B. If the Joint and Several Obligor does not furnish the information requested by the Credit Agent or the Trustee, pursuant to the specifications in this Agreement, and that breach is not remedied within a period of ten calendar days from the date on which the Credit Agent has requested that information, or if that information is intentionally false, inaccurate or incomplete in any important aspect.

C. If the Joint and Several Obligor leaves the Fiat Five Hundred Platform incomplete.

D. If a substantial portion of the assets of the Joint and Several Obligor are seized or encumbered by judicial, administrative or any other authority, provided that the seizure or encumbrance substantially and adversely affects or might come to affect the business or financial position of the Borrower or the Joint and Several Obligor and that seizure lasts for more than one hundred twenty calendar days.

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E. If the Joint and Several Obligor conveys Restricted Assets without the prior consent of the Lenders, except in the case of transactions entered into under market conditions, in the normal course of its operations and in a manner consistent with the Joint and Several Obligor’s past practices.

F. If the Joint and Several Obligor grants any guarantee, pledge or endorsement in violation of the provisions of this Agreement.

G. If the Joint and Several Obligor ceases to pay any tax debt of its own or of its companies or the corresponding contributions to the Mexican Social Security Institute, the National Workers’ Housing Fund Institute or the Retirement Savings System, and as a result thereof the Joint and Several Obligor is audited or conflicts or situations arise that substantially and adversely affect the proper conducting of the operations of the Joint and Several Obligor, or endanger its economic or financial stability, unless those events are challenged in good faith through the appropriate legal means and that circumstance or situation is remedied or ended within a period of one hundred twenty days following the date of its occurrence.

H. If the Joint and Several Obligor acknowledges its inability to meet its due and payable debts or general obligations.

I. If the funds from the Credit are applied in full or in part to purposes other than those stipulated in this Agreement.

J. If the maturity of any credit extended by any creditor (including the Lenders) to the Joint and Several Obligor is accelerated, provided that the credit involves the payment of an amount that individually or together exceeds ONE HUNDRED FIFTY MILLION DOLLARS, LEGAL CURRENCY OF THE UNITED STATES OF AMERICA.

K. If any competent judicial authority issues a declaration of bankruptcy or insolvency or similar declaration against the Joint and Several Obligor, or if a proceeding is initiated by the Joint and Several Obligor for the purpose of declaring it in bankruptcy, liquidation or insolvency or some other similar proceeding, or if a proceeding is initiated against the Joint and Several Obligor for the purpose of declaring it in bankruptcy, liquidation or insolvency or some other similar proceeding, unless that proceeding is obviously improper in the exclusive opinion of the Lenders or is set aside or stayed in a period that does not exceed one hundred twenty days from the date on which the respective complaint has been filed.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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L. If any judicial or administrative authority issues a decision or order against the Joint and Several Obligor that adversely and substantially affects the financial position of the Joint and Several Obligor and places at risk the ability of the Joint and Several Obligor to meet its obligations pursuant to the provisions in this Agreement, and this circumstance continues for a period greater than one hundred twenty days.

M. If any record, permit, license or concession is cancelled, revoked, modified or seized and consequently might have a substantial and adverse effect on the Joint and Several Obligor’s financial position and places at risk the ability of the Joint and Several Obligor to meet its obligations pursuant to the provisions in this Agreement, and that situation and its effects are not corrected within a period of one hundred twenty calendar days from the date of its occurrence.

N. If any of the guarantees given pursuant to the Transaction Documentation, the Collection Rights, the Trust Agreement, or any of the obligations of the Joint and Several Obligor in its capacity as the Joint and Several Obligor of the Borrower is declared invalid, void or unenforceable, or if the Joint and Several Obligor challenges its validity or enforceability.

O. If at any time Chrysler México directly receives payments for the Collection Rights, which must be deposited in the Trust, payments of Insurance indemnifications or other amounts that must be deposited in the Trust, and the Joint and Several Obligor does not carry out the notifications and other procedures that are necessary so that the corresponding payments are directly received in the Trust.

P. If the method of operating is modified or if the Assembly Agreement is modified or altered in any manner, in such a way as to adversely affect the flows generated by the Collection Rights and place at risk the Joint and Several Obligor’s ability to meet its obligations pursuant to the provisions in this Agreement.

Q. If it fails to pay any of the Collection Rights and that noncompliance adversely affects the Minimum Collection or places at risk the Joint and Several Obligor’s ability to meet the rest of its obligations as stipulated in the Transaction Documents.

R. If any of the Joint and Several Obligor’s representations is false, inaccurate or incomplete in any important aspect, or if any information furnished to the Credit Agent or the Lenders by the Joint and Several Obligor pursuant to the terms of this Agreement is intentionally false, inaccurate or incomplete in any important aspect.

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S. If any Encumbrance is established on the Joint and Several Obligor’s assets, in violation of the stipulations in this Agreement.

T. If the Joint and Several Obligor does not complete the construction and start-up of the Fiat Five Hundred Platform in accordance with the terms stipulated in the Project Schedule and pursuant to the provisions in this Agreement.

U. If the Joint and Several Obligor does not allow the Independent Supervisor to carry out its duties pursuant to the provisions in this Agreement.

V. If when a Contingency Event has occurred and persists, the amounts deposited in the Cash Reserve Fund, the Debt Service Fund and/or the Structuring Expenses Fund are insufficient to maintain the required balance pursuant to the terms and periods stipulated in the Trust Agreement and this Agreement.

W. If the proceeds from the collection of the Collection Rights deriving from the Assembly Agreement are insufficient to reach the amount corresponding to the Minimum Collection that must enter the Trust Assets, pursuant to the terms of the Trust Agreement, and the Joint and Several Obligor breaches its obligation to contribute the Minimum Flow to the Trust Assets.

X. If the Joint and Several Obligor changes its principal line of business, enters into a state of dissolution or liquidation, merges with another company, spins off a substantial portion of its assets and pays dividends in violation of the provisions in this Agreement.

Y. If any substantially adverse change occurs in the economic, financial, monetary or political conditions in Mexico or in its laws, rules, regulations or other provisions or any other condition of any kind that substantially affects this Agreement and the operating, financial and/or economic conditions of Chrysler México, and that circumstance impedes the amortization of the Credit pursuant to the provisions in this Agreement.

Z. If a change of Control of Chrysler México occurs in violation of the provisions in this Agreement.

AA. If Chrysler Group is declared to be in bankruptcy, insolvency or other similar proceedings.

BB. If the maturity of the agreement known as the First Lien Credit Agreement, dated the tenth of June, two thousand nine, entered into between New Carco Acquisition LLC (now Chrysler Group) and the creditors named therein, is accelerated.

CC. If the Joint and Several Obligor or one of its executives or directors in a relevant position approves or participates in any act of bribery of a public official of the country in which its conducts its business, as such a circumstance is determined by a competent authority, through binding decision.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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DD. If the Borrower or the Joint and Several Obligor breaches any other obligation deriving from this Agreement, the Trust Agreement or the other Transaction Documentation, and that breach is not remedied within a period of forty-five calendar days from the date on which (i) any of the executives or directors in a relevant position at the Joint and Several Obligor is aware of that breach, or (ii) a notice of that breach is delivered to the Borrower and the Joint and Several Obligor by the Credit Agent, unless a shorter period is stipulated in this Agreement for remedying that breach.

In the event that any Cause for Accelerated Maturity described in this Clause occurs, the Credit Agent shall give notice of that situation to the Borrower and the Joint and Several Obligor, so that they may make payment for all the outstanding amounts pursuant to this Agreement within a period that must not exceed five Business Days from the date of the respective notice, or in the absence thereof, the Credit Agent upon instructions from the Majority of the Lenders shall accelerate the maturity of the Credit and shall give notice of that circumstance to the Borrower and the Joint and Several Obligor, with the understanding that after the aforementioned period of five Business Days has elapsed, the Credit Agent, the Guarantees Agent and the Lenders may exercise their rights under the Transaction Documentation deriving from the existence of a Cause for Accelerated Maturity. For the purposes of the provisions in this Clause, the provisions in number (i) of subparagraph B of Clause Ten of the Agreement shall not apply.

TWENTY-ONE. TRUST. In order to guarantee faithful compliance with each and every one of the obligations incumbent upon the Borrower and the Joint and Several Obligor deriving from this Agreement and the other Transaction Documents, and especially to guarantee the full and timely payment of the Credit, its principal sum, ordinary and late payment interest, if applicable, fees, costs and expenses, and each and every one of the other amounts payable by the Borrower and the Joint and Several Obligor in accordance with this Agreement, including if applicable court expenses and costs, Chrysler México shall irrevocably contribute to the Trust: (a) the Chrysler Buildings, (b) the Machinery and Equipment and (c) the necessary funds to establish the Cash Reserve Fund, the Debt Service Fund and the Structuring Expenses Fund, pursuant to the terms that are stipulated in this regard in the Trust Agreement. The Trustee, in compliance with the purposes of the Trust, shall maintain throughout the Credit Period the proper provisioning of funds for the Cash Reserve Fund, the Debt Service Fund and the Structuring Expenses Fund pursuant to the terms stipulated in the Trust Agreement.

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Additionally, Chrysler México shall contribute the Collection Rights to the Trust as a source of payment.

The parties agree that in the event that a Cause for Accelerated Maturity occurs and persists, the Guarantees Agent shall proceed to enforce the guarantees in accordance with the enforcement procedure stipulated in the documents establishing them, pursuant to the instructions from the Majority of the Lenders.

TWENTY-TWO. JOINT AND SEVERAL OBLIGATION. The Joint and Several Obligor hereby establishes itself as the Borrower’s joint and several obligor with respect to each and every one of the obligations incumbent on the Borrower deriving from this Agreement and the other Transaction Documentation.

The Joint and Several Obligor’s obligations as contained in this Agreement are absolute and unconditional in all aspects. The Joint and Several Obligor waives any notification, filing, demand, protest, breach notification and any other kind of formality or notification with respect to the obligations that it hereby assumes.

This joint and several obligation shall remain in force throughout the effective period of this Agreement and the other Transaction Documentation.

TWENTY-THREE. AGENCY.

A. Credit Agent. The parties acknowledge that through the Agency Agreement, the Lenders appointed the Credit Agent for the purposes of this Agreement and for everything relating thereto. It shall perform its duties pursuant to the terms and conditions stipulated in the Agency Agreement.

B. Guarantees Agent. The parties acknowledge that through the Agency Agreement, the Lenders appointed the Guarantees Agent for the purposes of the guarantees and the Collection Rights and for everything relating to the guarantees and the Collection Rights. It shall perform its duties pursuant to the terms and conditions stipulated in the Agency Agreement.

The Credit Agent and the Guarantees Agent appear to confirm the acceptance of their appointment pursuant to the terms of the Agency Agreement.

TWENTY-FOUR. INSPECTIONS; ACCESS TO INFORMATION FOR SOURCES OF FUNDING AND MONITORING.

A. The Guarantees Agent and the Credit Agent shall have the right to conduct visits and inspections of the Chrysler Buildings, the Machinery and Equipment, the building in which the Fiat Five Hundred Platform is constructed, located in Toluca,

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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State of Mexico, the corporate offices of Chrysler México and other offices, plants and facilities of Chrysler México, during business days and hours, through notice to the Borrower and the Joint and Several Obligor seventy-two hours in advance, and the Joint and Several Obligor shall allow the Guarantees Agent and the Credit Agent to conduct those visits and inspections, review records and other documents relating to the Transaction Documentation. The Joint and Several Obligor shall provide the Guarantees Agent and the Credit Agent with all the facilities that are reasonably necessary to carry out those visits and inspections and any other supervisory work, with the understanding that the Guarantees Agent and the Credit Agent must not interrupt or interfere with the operations of the Joint and Several Obligor.

B. In the event that any situation arises that, pursuant to the provisions in this Agreement, constitutes or over the course of time might come to constitute a Cause for Accelerated Maturity, the Guarantees Agent and the Credit Agent shall be entrusted with seeing to it that the Borrower and the Joint and Several Obligor fully comply with their obligations under this Agreement, the guarantees, the Collection Rights, the Trust Agreement and the other Transaction Documentation.

TWENTY-FIVE. RESTRICTION AND TERMINATION. Pursuant to Article two hundred ninety-four of the General Law of Credit Instruments and Transactions, in the event that a Cause for Accelerated Maturity occurs or in the event that after a Credit Drawdown has been requested, the conditions stipulated in Clause Eight of this Agreement have not been fulfilled, the Lenders reserve the right to restrict the Credit Drawdown Period and the amount of the Credit, or both at the same time, or to terminate this Agreement, through simple written communication addressed to the Borrower, thereby limiting or terminating, as the case may be, the Borrower’s right to make use of the undrawn Credit balance as of the date of the notification by the Credit Agent.

TWENTY-SIX. DISCOUNT; ASSIGNMENT. Subject to the terms and conditions of this Agreement, (a) each of the Lenders is authorized to negotiate, discount or in any other manner assign its Share, even before the maturity of this Agreement; (b) the Lender that intends to negotiate, discount or assign its Share must give notice of that situation to the Credit Agent at least fifteen Business Days in advance (unless the Lender is the Credit Agent, in which case it must notify all the Lenders); (c) the new lender must agree to submit to the terms and conditions of this Agreement, the Agency Agreement and the other

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Transaction Documentation, and sign all the documents that the Credit Agent reasonably requires of it for the purpose of documenting that obligation, and (d) after those documents have been duly signed, the assignee shall be considered to be a “Lender” pursuant to this Agreement for all legal intents and purposes, with the understanding that the Lenders may only assign their rights or obligations under this Agreement to financial institutions that are not Affiliates of Persons that participate in or carry out activities related to the automotive industry, according to a declaration delivered in writing by those institutions, which are (i) a Mexican Bank; or (ii) a financial institution that is registered with the Ministry of the Treasury and Public Credit in the Registry of Banks, Financial Entities, Pension and Retirement Funds and Foreign Investment Funds for purposes of Article one hundred ninety-five of the Income Tax Law and is a resident of a country with which Mexico has entered into a treaty to avoid double taxation (each one, an “Eligible Assignee”). The Credit Agent shall inform the Borrower and the Joint and Several Obligor of the negotiations, assignments or discounts of which it is aware, pursuant to the provisions in this Clause.

TWENTY-SEVEN. SUCCESSORS IN TITLE AND ASSIGNEES.

A. The Borrower and the Joint and Several Obligor may not assign their rights or obligations under this Agreement, the Trust Agreement and the other Transaction Documentation.

B. The Lenders may only assign all or part of their Share in the Credit, as well as their rights pursuant to this Agreement and the other Transaction Documentation to which they are parties, to Eligible Assignees and without requiring the consent of the Borrower.

TWENTY-EIGHT. NON-WAIVER OF RIGHTS. The failure of the Credit Agent or any of the Lenders to exercise the rights in their favor deriving from this Agreement, the guarantees, the Collection Rights, the Trust Agreement or the other Transaction Documentation shall in no case have the effect of a waiver thereof or of the rights of the Credit Agent and the Lenders; and the single or partial exercise by the Credit Agent or any of the Lenders of any right deriving from this Agreement, the guarantees, the Collection Rights, the Trust Agreement or the other Transaction Documentation shall not exclude the simultaneous or subsequent exercise of any other right, power or privilege of the Credit Agent or of any Lender.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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TWENTY-NINE. MODIFICATIONS. Any modification to this Agreement must appear in writing and be signed by all the parties to this Agreement. No consent given to the Borrower or the Joint and Several Obligor to diverge from the terms and conditions of this Agreement, the guarantees, the Collection Rights, the Trust Agreement or the other Transaction Documentation shall have any effect unless it appears in writing and is signed by the Credit Agent and by the Majority of the Lenders, and even in that situation such a waiver or consent shall take effect only in the case and for the specific purpose for which it was granted, with the understanding, however, that unless that waiver is signed by each and every one of the Lenders, that waiver may not (a) increase or reduce the amount of the Share of each of the Lenders; (b) modify the Interest Payment Dates, the Amortization Dates, or the amount of the payments of interest, principal or other amounts payable to the Lenders under this Agreement; (c) modify the provisions of this Agreement relating to the distribution of the payments made by the Borrower or the Joint and Several Obligor to the Credit Agent or to any of the Lenders or any amounts of any other kind charged to the Borrower or the Joint and Several Obligor by any of the Lenders; (d) modify in any manner the definition of “Majority of the Lenders” or “Share” with reference to each of the Lenders, and (e) modify in any manner the priority of the payments made by the Borrower or any third party with respect to the amounts owed by the Borrower under this Agreement.

THIRTY. NOTIFICATIONS. All the notices, notifications and requests presented or required to be presented in accordance with this Agreement must be in writing. All the notifications shall be considered to have been duly delivered when they are given (a) in person, with acknowledgment of receipt; (b) by special messenger, with acknowledgment of receipt; or (c) by fax or electronic data message (e-mail) followed by special messenger or personal delivery, with acknowledgment of receipt. All the notifications shall be presented at the following domiciles and sent to the following fax numbers or e-mail addresses (or to any other domiciles subsequently notified by the parties to this Agreement in accordance with the provisions of this Clause), and they shall take effect upon personal delivery or otherwise at the moment when the delivery is refused, as is noted in the corresponding acknowledgment of receipt.

Borrower: Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, Fiduciary Administration: Insurgentes Sur No. one thousand nine hundred seventy-one, Colonia Guadalupe Inn, Delegación Álvaro Obregón, Postal Code zero one thousand twenty, in Mexico City, Federal District.

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E-mail: vmtellez@nafin.gob.mx

Telephone: fifty-two dash fifty-five dash fifty-three dash twenty-five dash sixty dash zero zero.

Fax: fifty-two dash fifty-five dash fifty-three dash twenty-five dash sixty-six dash seventy-seven.

Attention: Fiduciary Administration

Joint and Several Obligor: Chrysler de México, Sociedad Anónima de Capital Variable: [address:] Prolongación Paseo de la Reforma No. one thousand two hundred forty, eleventh floor, Santa Fe, postal code zero five thousand one hundred nine, in Mexico City, Federal District.

Telephone: fifty-two dash fifty-five dash fifty dash eighty-one dash thirty-four dash forty-six.

Fax: fifty-two dash fifty-five dash fifty dash eighty-one dash thirty-two dash sixteen.

E-mail: cristina.alcala@chrysler.com

Attention: Legal Department

Lenders: Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo: [address:] Periférico Sur No. four thousand three hundred thirty-three, Colonia Jardines de la Montaña, Postal Code fourteen thousand two hundred ten, in Mexico City, Federal District.

Telephone: fifty-four forty-nine ninety zero zero.

Fax: fifty-four forty-nine ninety-four eighty-five.

E-mail: lacosta@bancomext.gob.mx

Attention: Executive Corporate Finance Office

Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo: [address:] Insurgentes Sur No. one thousand nine hundred seventy-one, Colonia Guadalupe Inn, Delegación Álvaro Obregón, Postal Code zero one thousand twenty, in Mexico City, Federal District.

E-mail: gmartinc@nafin.gob.mx

Telephone: fifty-two dash fifty-five dash fifty-three dash twenty-five dash sixty dash zero zero.

Fax: fifty-two dash fifty-five dash fifty-three dash twenty-five dash sixty-six dash seventy-seven.

Attention: Corporate Finance Office

Credit Agent: Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo: [address:] Periférico Sur No. four thousand three hundred thirty-three, Colonia Jardines de la Montaña, Postal Code fourteen thousand two hundred ten, in Mexico City, Federal District.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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Telephone: fifty-four forty-nine ninety zero zero.

Fax: fifty-four forty-nine ninety-four eighty-five.

E-mail: lacosta@bancomext.gob.mx

Attention: Executive Corporate Finance Office

Guarantees Agent: Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo: [address:] Insurgentes Sur No. one thousand nine hundred seventy-one, Colonia Guadalupe Inn, Delegación Álvaro Obregón, Postal Code zero one thousand twenty, in Mexico City, Federal District.

E-mail: gmartinc@nafin.gob.mx

Telephone: fifty-two dash fifty-five dash fifty-three dash sixty dash zero zero.

Fax: fifty-two dash fifty-five dash fifty-three dash twenty-five dash sixty-six dash seventy-seven.

Attention: Corporate Finance Office

If the parties do not give notice in writing of a change of domicile, or of the person to whom they should be addressed, the notices, notifications and other judicial and extra-judicial formalities that are given at the indicated domiciles shall be fully valid.

THIRTY-ONE. HEADINGS. The Clause headings that appear in this Agreement have been included for the sole purpose of facilitating the reading thereof and therefore they do not define or limit the content thereof. For the purpose of interpreting this instrument, attention must only be paid to the content of its Recitals, Representations and Clauses, and never to the headings thereof.

THIRTY-TWO. ENFORCEMENT PROCEDURES. The Lenders reserve the authority to obtain the collection of the Credit balances owed by the Borrower, exercising normal commercial procedures or commercial enforcement procedures, if applicable, with the understanding that the Lenders may designate sufficient assets for seizure without being subject to the order stipulated in Article one thousand three hundred ninety-five of the Commercial Code in force, further taking into account that in no case may the Borrower be designated as depository of the assets; however the depository designated by the Lenders may take possession without the need to post bond.

It is further expressly agreed that the taking of any of these actions does not imply the loss of the others and that all those that are incumbent upon the Lenders shall remain in full force until the entire Credit and its ancillary charges, chargeable to the Borrower, are paid off.

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THIRTY-THREE. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the United Mexican States, and the parties submit themselves to the competent courts located in Mexico City, Federal District, for any matter relating to its performance, interpretation and enforcement, and they expressly waive any other jurisdiction to which they may be entitled or might come to be entitled by reason of their current or future domiciles or for any other reason.

THIRTY-FOUR. CONFIDENTIALITY; AUTHORIZATION TO DISCLOSE INFORMATION. The parties undertake to maintain the strict confidentiality of all the information that they exchange with respect to this Agreement and the other Transaction Documentation (the “Confidential Information”), and with the exception of what is specified below, they may not (i) distribute, disclose or reveal any portion of the Confidential Information, by any means, or (ii) allow third parties to have direct or indirect access to the Confidential Information, in the absence of prior written authorization by the holder of that Confidential Information.

The parties hereto may reveal the Confidential Information to the persons who are involved in the preparation and negotiation of the Transaction Documentation, to other Lenders, as well as to potential Eligible Assignees, including their respective counsels, who shall be required in turn to maintain the strict confidentiality of the Confidential Information. For those purposes, the parties undertake to take the necessary measures so that the persons who come to have access to the Confidential Information maintain the confidentiality thereof.

Confidential Information shall not be considered to be: (i) information that is in the public domain when it is revealed; (ii) information that after being revealed comes into the public domain through publication, provided that this is not due to the breach of the confidentiality commitment specified in this Clause and (iii) information that must be revealed to a competent judicial or administrative authority pursuant to the applicable laws.

The Borrower authorizes the Lenders to disclose the information relating to the transaction contained in this Agreement and the other Transaction Documentation, to the extent that the information is required of it by the Lenders for their sources of funds for funding purposes.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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THIRTY-FIVE. COST INCREASE. If any Change in the Law (i) imposes, modifies or considers applicable any reserve, special deposit or similar requirement against assets of, deposits with or on behalf of, or credit extended by, the Lenders or (ii) imposes on the Lenders or the London interbank market any other condition that affects this Agreement or the Credit extended by the Lenders; and the result of any of the preceding cases is an increase in the Lenders’ costs for extending or maintaining the Credit (or for maintaining their obligation to extend that Credit), or an increase in the Lenders’ costs to participate in, issue or reduce the amount of any sum received or to be received by the Lenders under this instrument (whether for principal, interest or for any other item), then the Borrower shall pay the Lenders that additional amount or amounts to compensate the Lenders for those additional costs incurred thereby or for the reduction sustained, with the understanding that the Lenders shall furnish the Borrower with the documents that confirm those cost increases in reasonable detail.

THIRTY-SIX. [***]

THIRTY-SEVEN. COSTS AND EXPENSES.

A. Chrysler México shall pay the Credit Agent and each of the Lenders, on demand, upon written notification sent by the Credit Agent in that regard, all the reasonable and documented costs and expenses that the Credit Agent and each of the Lenders incur with respect to the modification of this Agreement and the other Transaction Documentation.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

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B. Chrysler México also agrees to pay the Credit Agent, the Guarantees Agent and each of the Lenders, on demand, upon written notification sent by the Credit Agent or the Guarantees Agent in that regard, all the reasonable and documented costs and expenses (including legal fees) that the Credit Agent, the Guarantees Agent and each of the Lenders incur with respect to the enforcement, protection or preservation of the rights of the Credit Agent, the Guarantees Agent and each of the Lenders under this Agreement and the other Transaction Documents.

C. In the event of delay in the timely and full payment of costs and expenses pursuant to this Clause, the Borrower undertakes by this Agreement to pay on demand, to the extent allowed by the laws, late payment interest on the costs and expenses that have not been paid, from the date on which they should have been paid to the date on which they are actually paid, at an annual rate equal to the Late Payment Interest Rate, with the understanding that the interest shall be calculated on the basis of a year of 360 (three hundred sixty) days and for the number of days actually elapsed.

D. In the event that Chrysler México does not make the aforementioned payments, they may be charged to the Trust Assets, pursuant to the specifications in the Trust Agreement.

The parties to this Agreement have, therefore, had their duly authorized agents and representatives sign this Agreement on the date mentioned in the preamble hereto.

I, THE NOTARY, CERTIFY THAT:

I. I fully identified myself as notary to the appearing parties, who in my judgment have the legal capacity to enter into this agreement and I assured myself of their identity in accordance with the report that I add to the appendix under letter “F.”

II. The representatives of “BANCO NACIONAL DE COMERCIO EXTERIOR,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, “NACIONAL FINANCIERA,” SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, FIDUCIARY ADMINISTRATION and “CHRYSLER DE MÉXICO,” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE document their legal capacity with the certifications that I add to the appendix under letters “G,” “H,” “I” and “J,” and they declare that those have not been revoked, modified or terminated and that their principals are legally authorized to enter into this agreement.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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III. The appearing parties declare of their personal circumstances that they are:

LUIS ALFONSO JAIME ACOSTA COBOS, [***].

EDUARDO MUÑIZ JUÁREZ, [***].

VÍCTOR GABRIEL MARTÍN DEL CAMPO CERVERA, [***].

JUAN MANUEL ALTAMIRANO LEÓN, [***].

GERARD JOSEPH STRAYHORN, [***].

MARÍA CRISTINA ALCALÁ ROSETE, [***].

IV. The appearing parties state that the declarations that they made in this instrument were made under protest of telling the truth and that I informed them of the penalties incurred by those who make false statements.

V. I had before me the documents cited in this instrument.

VI. “K-3.” After the value, consequences and legal scope of this instrument were read and explained to the appearing parties, and after they were made aware of their right to read it on their own, they expressed their complete understanding and agreement with it, signing it on the second of July, two thousand ten, at the same time that I authenticate it.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO	GABRIEL BENJAMIN DIAZ SOTO NOTARY’S OFFICE 131 OF THE FEDERAL DISTRICT

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I do so attest.

Signatures of Luis Alfonso Jaime Acosta Cobos, Eduardo Muñiz Juárez, Víctor Gabriel Martín del Campo Cervera, Juan Manuel Altamirano León, Gerard Joseph Strayhorn and María Cristina Alcalá Rosete.

Gabriel Benjamín Díaz Soto.	Signature.

The authentication seal.

I ISSUE THE FIRST AUTHENTICATED COPY, FOURTH IN ORDER, IN WITNESS WHEREOF TO “CHRYSLER DE MÉXICO,” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, ON FIFTY-TWO PAGES OF TEXT.

MEXICO CITY, FEDERAL DISTRICT, ON THE SECOND OF JULY, TWO THOUSAND TEN.

I DO SO ATTEST.

evb/RCCG

[seal:] LIC. G. BENJAMIN DIAZ SOTO [emblem] UNITED MEXICAN STATES NOTARY’S OFFICE No. 131 FEDERAL DISTRICT, MEXICO